Exhibit 99.1
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INVESTORS:                                                   MEDIA:
John Standley                                                Karen Rugen
(717) 214-8857                                               (717) 730-7766

Kevin Twomey
(717) 731-6540
or investor@riteaid.com

FOR IMMEDIATE RELEASE
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                    RITE AID TO OFFER SENIOR NOTES DUE 2013

CAMP HILL, PA, May 13, 2003 - Rite Aid Corporation (NYSE, PCX: RAD) announced today that it is planning to offer $150 million of ten-year senior notes due 2013. Rite Aid intends to use the net proceeds from the offering to repay a portion of the term loan under its senior credit facility and for general corporate purposes, which may include capital expenditures and repayments or repurchases of its outstanding indebtedness. The offering is subject to market and other customary conditions.

The notes due 2013 will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

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